                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT No. 2)
Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                            SEVEN J STOCK FARM, INC.
                  (name of Registrant Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) / / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          Common Stock, $1 par value
     2)   Aggregate number of securities to which transaction applies: 58,000
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) $3.89*
     4)   Proposed maximum aggregate value of transaction: $225,620
     5)   Total fee paid: $18.25

     * The price per unit is the product of the pre-reverse split price of $3.89 per share of old common stock to be paid for fractional shares.

/X/  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:______________
     Form or Registration Number:_________
     Filing Party:________________________
     Date Filed:__________________________

                            SEVEN J STOCK FARM, INC.
                       16945 Northchase Drive, Suite 1800
                              Houston, Texas 77060
                                  281-874-2101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD August 12, 2003

As a shareholder of Seven J Stock Farm, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of the Shareholders of the Company to be held at the Company's corporate offices at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060 on August 12, 2003 at 10:00 a.m. for the following purposes:

     1. To consider and act upon a proposed Reverse Stock Split of the Company's existing common stock that would result in:
               a. The shareholders receiving one share of new common stock for every one thousand shares of our old common stock that they currently own, and
               b. An amendment to the Company's Articles of Incorporation to reduce the Company's authorized existing common stock from 1,500,000 to 1,500 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split and related cash purchase by the Company of fractional shares for $3.89 per share of old Common Stock resulting from the Reverse Stock Split is proposed to take the Company private and take it out of the reporting system of the Securities Exchange Act of 1934, as amended.
     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on June 30, 2003 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only shareholders at the close of business on the Record Date are entitled to notice of the meeting and a vote at such meeting. The transfer books will not be closed.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRSENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE

ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a shareholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed proxy statement.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /S/JOHN R. PARTEN
                            ----------------------------
                            John R. Parten, Chairman



July 14, 2003

                               SUMMARY TERM SHEET

WHY IS THE COMPANY PROPOSING A REVERSE STOCK SPLIT?

The one for one thousand Reverse Stock Split and purchase of fractional shares has been unanimously approved by our Board of Directors and is proposed to take us private by reducing the number of shareholders of record to fewer than 300, thereby: (i) relieving us of the costs of filing public documents, (ii) relieving the Company from the ongoing and increasing risks and obligations of regulation under the Securities Exchange Act of 1934, as amended, and (iii) allowing us to continue our long-term business plans.

Please refer to the discussion set forth herein under the caption "PURPOSE AND REASONS FOR THE REVERSE STOCK SPLIT."

WHAT WILL I RECEIVE IF THE REVERSE STOCK SPLIT IS APPROVED?

If the Reverse Stock Split is approved by the shareholders and implemented:

-Each share of existing Common Stock, par value $1.00 (the "Old Common Stock") will be exchanged for 1/1,000 of a share of new common stock, par value $1,000 (the "New Common Stock").

-No new certificates representing fractional shares will be issued. Instead, fractional shares will be purchased from holders at a rate of $3.89 per whole share of Old Common Stock. This transaction will not involve commissions or transaction fees that would be charged if you sold shares on the open market. We estimate that up to an aggregate of approximately $225,620 will be paid to approximately 730 of our shareholders for their resulting fractional shares.

A detailed discussion is set forth herein under the captions "EXCHANGE OF CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES," "CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS," and "FEDERAL INCOME TAX CONSEQUENCES."

HOW WILL THE ARTICLES OF INCORPORATION BE AMENDED?

Our Articles of Incorporation will be amended to reduce the number of authorized shares of our Old Common Stock in the same one for one thousand ratio, from 1,500,000 shares to 1,500 authorized shares, which is in proportion to the Reverse Stock Split.

See the information set forth herein under the caption "PROPOSAL-REVERSE STOCK SPLIT AND RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION."

WHAT DOES GOING PRIVATE MEAN?

If the Reverse Stock Split is approved, after the transaction is completed, we estimate that we will have approximately 33 shareholders, which is fewer than 300 shareholders of record remaining. Therefore, we will terminate the registration of our Old Common Stock under the Securities Exchange Act of 1934, as amended, as soon as possible after the approval by the shareholders by filing a Form 15 with the Securities and Exchange Commission. As a result, after the registration is terminated, our Old Common Stock will no longer be traded over-the-counter in the Pink Sheets, and there will be no public market for the New Common Stock.

Additionally, once our registration is terminated, we will not have to provide our shareholders with information that we currently provide, such as annual, quarterly and other reports required to be filed by us with the Securities and Exchange Commission (the "SEC").

Please refer to the discussion herein under the caption "CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS."

DO I HAVE APPRAISAL OR DISSENTER'S RIGHTS?

Under Texas law, the law governing the Reverse Stock Split, you do not have the right to demand the appraised value of your shares (dissenter's rights) if you vote against the proposed transaction.

More detailed information is set forth herein under the caption "APPRAISAL RIGHTS AND DISSENTER'S RIGHTS."


                 PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                            HELD ON August 12, 2003

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Seven J Stock Farm, Inc., a Texas corporation ("Seven J" or the "Company"), for use at the Special Meeting of Shareholders (the "Meeting") to be held August 12, 2003 at 10:00 a.m. at the offices of the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060-2151. This Proxy Statement is dated July 14, 2003. This Proxy Statement and the form of proxy will be first mailed to shareholders on or about July 14, 2003.

At the Meeting, the shareholders will consider and vote upon a proposal to amend the Company's Articles of Incorporation to effect a one for one thousand reverse stock split of the Company's Old Common Stock, par value $1.00 and the issuance of cash in lieu of fractional shares to holders who, as a result of that split, will hold less that one share of the Company's New Common Stock (the "Reverse Stock Split").

The Company's Board of Directors knows of no other matters that are expected to come before the Meeting.

Only holders of record as of the close of business on June 30, 2003 (the "Record Date"), of the Company's Old Common Stock, $1.00 par value per share will be entitled to notice of, and to vote at, the Meeting. As of the date of this Proxy Statement, 1,451,000 shares of Old Common Stock were issued and outstanding. Old Common Stock is the only class of stock of the Corporation issued and outstanding. Holders of Old Common Stock are entitled to one vote per share held by them, and holders of Old Common Stock generally vote together as a class on all matters.

The Board of Directors of the Company, as a group, has the right to vote 74.28% of the Old Common Stock of the Company and has indicated that it will vote the shares of Old Common Stock for which it has voting authority in favor of the proposal set forth in this Proxy Statement. Therefore, we anticipate that the proposal will be approved.

Shareholders may vote in person or by proxy. Granting a proxy does not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Meeting.

The persons named as attorneys in the proxy are John R. Parten and Virginia Cortinas.

Employees of Seven J will respond to inquiries from the public with respect to this proxy solicitation.

An annual report to the shareholders on Form 10-KSB for the fiscal year ended October 31, 2002 and the Quarterly Reports on Form 10-QSB for the quarters ended January 31 and April 30, 2003 have been furnished to all shareholders entitled to vote concurrently with these proxy materials. Certain matters which are identified below, set forth in the Forms 10-KSB and 10-QSB referenced above have been incorporated by reference into this Proxy Statement.

VOTING PROCEDURES

John R. Parten and Virginia Cortinas will vote all shares represented by properly executed proxies returned in time to be counted at the Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Old Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. As John R. Parten, the President of Seven J, has beneficial ownership of 74.25% of the Company's Old Common Stock, the presence of Mr. Parten at the Meeting or by proxy will constitute a quorum at the Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified by such proxies. Where a vote has been specified in a proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by proxy will be voted in accordance with those voting specifications. Shares represented by the proxy will be voted in accordance with those voting specifications. Shares represented by proxy will be voted in favor of each proposal identified in the Notice of the Special Meeting if no voting instructions are indicated. If any other matter should be presented at the Meeting upon which a vote may properly be taken, John
R. Parten and Virginia Cortinas, in their capacity as proxies, will vote shares represented by all proxies received by the Board of Directors in accordance with their judgment.

Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Meeting.

Votes at the Meeting will be tabulated by one or more independent inspectors of elections appointed by the Company's Board of Directors.

The affirmative vote of two-thirds (2/3) of shares present (in person or by proxy) and voting on that matter is required for approval of the Reverse Stock Split. Shares voted to abstain and broker-non votes, since they are not affirmative votes for a matter, will have the same effect as votes against that matter.

Because the members of the Company's Board of Directors have indicated that they intend to vote in favor of the proposal, and since the Board of Directors as a group controls 74.28% of the outstanding shares of Old Common Stock, the proposal is expected to be approved, regardless of the vote of Seven J's other shareholders.

                                 SPECIAL FACTORS

PURPOSE AND REASONS FOR THE REVERSE STOCK SPLIT

The Company and John R. Parten, Robert F. Pratka, W.C. Bennett and Bruce Franke (collectively, the "Filing Persons") have determined that the purpose for the Reverse Stock Split is to maximize shareholder value by relieving the Company of the costs and obligations of remaining a public company reporting pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and providing a source of liquidity for shareholders of small amounts of stock. The Filing Persons believe that because of the Company's continuing losses and illiquid assets, the Old Common Stock has and will continue to remain at a low value and to remain very thinly traded. The Company has sustained losses over the last several years, and the Filing Persons hope that the reduction in expenses by going private may permit the Company to reach a break even point once again. The Company has two primary business segments, ranching and oil and gas royalty interests (including pipeline income). While the ranching operations are a significant asset in the balance sheet, it has been very difficult to maintain positive revenues from those operations and, in fact, most cash revenues supporting the Company have been derived from its royalty income and associated pipeline activities. The oil and gas production from the Company's property is mature and actual production has been decreasing, and is expected to continue to decline. For the foreseeable future, the Filing Persons believe that these business segments and their related income streams will not increase, and in fact, may decrease, making cost cutting an imperative action for the Company's continuing viability. There can be no assurance, however, that the expense of going private can be offset by the reduction in costs, or that the reduction in costs will be sufficient to restore the Company to a break-even point, in light of its declining revenues.

In its analysis of costs and benefits, the Company prepared the following table summarizing the Company's experience over the last five years of the costs and benefits derived as a public company.


                                                              5 Year Total**          Average Annual
Net Loss                                                      $(715,000)                $(143,000)
Dividends Paid                                                $  58,000                 $  11,600
Salaries of Officers*                                         $ 100,800                 $  20,160
Legal and Accounting Costs of Public Company Reporting        $ 339,576                 $  67,915


*also shareholders.
**fiscal years 1998, 1999, 2000, 2001, 2002

During the immediately preceding 5-year period, the Filing Persons believe that the legal and accounting costs of remaining a public company has exceeded the total benefits received by the shareholders for the same time. Approximately 80% of the legal and accounting costs of the period are due directly to the Company's status as a public company. The Filing Persons believe that eliminating the expenses associated with maintaining public company status will increase the Company's ability to reduce the losses it is currently suffering, while giving a fair price to those shareholders being cashed out. Additionally, the Filing Persons believe that the costs of maintaining public company status will increase significantly following the implementation of the Sarbanes-Oxley Act reforms. The Filing Persons expect no change in the situation regarding the value and trading history of the Old Common Stock for the foreseeable future and have determined that this is an appropriate time to engage in the going private transaction.

More specifically, the Filing Persons believe that there are considerable and inappropriate costs to the Company and its affiliated and nonaffiliated shareholders in remaining a public reporting company. As part of its registration under the Exchange Act, the Company incurs significant direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of the Old Common Stock include lower legal and accounting fees; printing and mailing costs; less complicated disclosure due to the Company's private status; reduction in direct expenses such as EDGARizing and related charges associated with Securities and Exchange Commission ("SEC") filings; and elimination of the charges of brokers and transfer agents in forwarding materials to beneficial owners. The Filing Persons believe the Company can eliminate eighty percent (80%) of its accounting and legal expenses by terminating its public company status. Additional compliance procedures mandated by the Sarbanes-Oxley Act are likely to further increase the costs of reporting under the Exchange Act and increase the Company's audit fees. For those shareholders remaining, however, there can be no assurance that the cost of the going private transaction can be recouped from the cost savings and that these cost savings will ultimately permit the Company to restore its operations to break-even.

Based on its experience in prior years, the Company's direct costs, which include a portion of the fees and expenses of independent auditors, printing, and mailing are estimated at approximately $76,000 annually. This amount is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. The Company cannot guarantee that the benefits of going private will be accomplished as rapidly as currently expected, or at all.

The Reverse Stock Split would not only reduce the direct and indirect costs of maintaining public company status, but would also provide a cash payment to holders in lieu of fractional shares. Unaffiliated and affiliated shareholders will benefit from the Reverse Stock Split in that they will receive a cash payment for all or a portion of their existing holdings. Unaffiliated and affiliated holders of fewer than 1,000 shares would receive a cash payment for their entire interest in the Company, which the Company believes provides a substantial benefit since there is currently not a vibrant trading market for the Company's Old Common Stock. Both affiliated and unaffiliated shareholders of 1,000 or more shares of the Company's Old Common Stock would receive New Common Stock for the whole number of shares they will own and a cash payment in lieu of the fractional shares they would otherwise be entitled to receive as a result of

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the Reverse Stock Split. The holders of New Common Stock will continue their interests in the Company's businesses.

The receipt of New Common Stock solely in exchange for Old Common Stock will not result in recognition of gain or loss to the remaining shareholders. The adjusted tax basis of the shareholder's New Common Stock will be the same as the shareholder's adjusted tax basis in the Old Common Stock. The holding period of New Common Stock received solely in exchange for New Common Stock will include the shareholder's holding period in the Old Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will be entitled to recognize a gain or loss on sale, and based on the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding.

With respect to affiliates, there are six affiliated persons participating as shareholders. Three of those persons (who collectively own a total of 357 shares) will be cashed out completely and no longer be shareholders of the Company. As a result, they will experience a taxable gain on the completion of the Reverse Stock Split. Of the three remaining affiliates, two will own less than 7% of the New Common Stock, and will also receive cash for a total of 1,071 shares. The sixth shareholder, John R. Parten, currently owns 1,077,425 shares of Old Common Stock and will own 1077 shares of New Common Stock and receive cash for 425 shares of Old Common Stock. The three affiliates who continue as holders of New Common Stock will experience gain with respect to the shares cashed out, and will maintain their current tax basis in the shares they will receive in the Reverse Stock Split. Of the Filing Persons, Mr. Parten, Mr. Franke, Mr. Bennett and Mr. Pratka will personally participate as shareholders in the Reverse Stock Split, and Mr. Franke, Mr. Bennett and Mr. Pratka will have all interests they personally own cashed out as fractional shares. Farmers Oil Company is owned and controlled by Mr. Parten, and owns shares in the Company. Mr. Franke is a beneficiary of the Betty Anne Franke Trust, although he disclaims direct ownership or control as the trust is administered by an independent trustee. Farmers Oil Company and the Betty Anne Franke Trust will remain as shareholders of New Common Stock and will also receive cash for their fractional shares.

While the Company believes the Reverse Stock Split will result in the benefits described, there are certain disadvantages. Affiliated and unaffiliated shareholders owning fewer than 1,000 shares of Old Common Stock will lose their ownership interest in the Company and will not participate in the future growth of the Company. The Company will become a private company, and continuing shareholders will not have the opportunity for a public market for the Company's securities to develop unless the Company re-registers under the Exchange Act in the future, which is not anticipated. Termination of the Company's reporting obligations under the Exchange Act will substantially reduce the information that the Company is required to furnish to its affiliated and unaffiliated shareholders or make publicly available. Additionally, various provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, proxy statement disclosure in connection with shareholders meetings and the related requirement of an annual report to shareholders will no longer apply to the Company. Executive officers, directors

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and other affiliates will no longer be subject to any of the reporting requirements and restriction of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 and reporting requirements of Section 13(d).

The following sets forth a pro forma analysis of the number of shares and book value per share of each affiliate participating in the going private transaction.

SEVEN J STOCK FARM, INC. AND SUBSIDIARY
EFFECTS OF THE GOING PRIVATE TRANSACTION ON EACH AFFILIATE'S INTEREST (IN THOUSANDS EXCEPT FOR SHARE, NET BOOK VALUE, AND NET EARNINGS DATA) AS OF AND FOR THE YEAR ENDED OCTOBER 31, 2002


AFFILIATES:                                             Old Common Stock          Adjustment          New Common Stock

  JOHN R. PARTEN
   SHARES OF COMMON STOCK                                 1,077,425                     (425)                 1,077
   NET BOOK VALUE - DOLLAR                                 $666,801 (A2)        $    147,243           $    519,558
   NET BOOK VALUE - PERCENTAGE                                74.25%                    3.06%                 77.32%
   NET EARNINGS - DOLLAR                                    $49,750 (A3)        $      2,051           $     51,801
   NET EARNINGS (LOSS) - PERCENTAGE                           74.25%                    3.06%                 77.32%

  BETTY ANNE FRANKE TRUST
   SHARES OF COMMON STOCK                                    58,614                     (614)                    58
   NET BOOK VALUE - DOLLAR                                  $36,275 (A2)        $     (8,295)               $27,980 (B2)
   NET BOOK VALUE - PERCENTAGE                                 4.04%                    0.12%                  4.16%
   NET EARNINGS - DOLLAR                                     $2,707 (A3)        $         83                  $2,790 (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            4.04%                    0.12%                  4.16%

  FARMERS OIL COMPANY
   SHARES OF COMMON STOCK                                    29,457                     (457)                    29
   NET BOOK VALUE - DOLLAR                                  $18,230 (A2)             $     (4,241)          $13,990 (B2)
   NET BOOK VALUE - PERCENTAGE                                 2.03%                    0.05%                  2.08%
   NET EARNINGS  - DOLLAR                                    $1,360 (A3)             $    35                  1,395 (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            2.03%                    0.05%                  2.08%

  WILLIAM C. BENNETT
   SHARES OF COMMON STOCK                                       142                     (142)                  --
   NET BOOK VALUE - DOLLAR                                      $88 (A2)             $   (88)                    $- (B2)
   NET BOOK VALUE - PERCENTAGE                                 0.01%                   -0.01%                   0.00%
   NET EARNINGS - DOLLAR                                         $7 (A3)             $    (7)                    $- (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            0.01%                   -0.01%                   0.00%
                                                                                                       ------------

  ROBERT F. PRATKA
   SHARES OF COMMON STOCK                                       131                     (131)                  --
   NET BOOK VALUE - DOLLAR                                      $81 (A2)             $   (81)                    $- (B2)
   NET BOOK VALUE - PERCENTAGE                                 0.01%                   -0.01%                   0.00%
   NET EARNINGS - DOLLAR                                         $6 (A3)             $    (6)                    $- (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            0.01%                   -0.01%                   0.00%
                                                                                                       ------------


  BRUCE FRANKE
   SHARES OF COMMON STOCK                                        84                      (84)                  --
   NET BOOK VALUE - DOLLAR                                      $52 (A2)             $   (52)                    $- (B2)
   NET BOOK VALUE - PERCENTAGE                                 0.01%                   -0.01%                   0.00%
   NET EARNINGS - DOLLAR                                         $4 (A3)             $   (4)                     $- (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            0.01%                   -0.01%                 - 0.00



TOTAL AFFILIATED SECURITY HOLDERS                       Old Common Stock         Adjustment             New Common Stock

  AFFILIATED SECURITY HOLDERS
   SHARES OF COMMON STOCK                                  1,165,853                   (1,853)                 1,164
   NET BOOK VALUE - DOLLAR                                  $721,527 (A2)        $   (160,000)             $ 561,528 (B2)
   NET BOOK VALUE - PERCENTAGE                                 80.35%                    3.21%                 83.56%
   NET EARNINGS - DOLLAR                                     $53,833 (A3)        $      2,152               $ 55,986 (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                            80.35%                    3.21%                 83.56%



UNAFFILIATED SECURITY HOLDERS                           Old Common Stock         Adjustment             New Common Stock

  UNAFFILIATED SECURITY HOLDERS
   SHARES OF COMMON STOCK                                   285,147                 (56,147)                   229
   NET BOOK VALUE - DOLLAR                                 $176,473 (A2)         $  (66,000)              $110,472 (B2)
   NET BOOK VALUE - PERCENTAGE                                19.65%                   3.21%                 16.44%
   NET EARNINGS - DOLLAR                                   $ 13,167 (A3)         $   (2,152)              $ 11,014 (B3)
   NET EARNINGS (LOSS) - PERCENTAGE                           19.65%                   3.21%                 16.44%



SEVEN J STOCK FARM, INC. AND SUBSIDIARY
EFFECTS OF THE GOING PRIVATE TRANSACTION ON EACH AFFILIATE'S INTEREST (IN THOUSANDS EXCEPT FOR SHARE, NET BOOK VALUE, AND NET EARNINGS DATA) AS OF AND FOR THE SIX MONTH'S ENDED APRIL 30, 2003


AFFILIATES:                                                  Old Common Stock          Adjustment      New Common Stock
           JOHN R. PARTEN
            SHARES OF COMMON STOCK                             1,077,425                     (425)            1,077
            NET BOOK VALUE - DOLLAR                            $ 517,550 (A2)          $ (153,396)        $ 364,154
            NET BOOK VALUE - PERCENTAGE                           74.25%                    3.06%            77.32%
            NET EARNINGS (LOSS) - DOLLAR                      $ (149,250)(A3)             $(6,153)         $155,403
            NET EARNINGS (LOSS) - PERCENTAGE                      74.25%                    3.06%            77.32%

           BETTY ANNE FRANKE TRUST
            SHARES OF COMMON STOCK                                58,614                     (614)            58
            NET BOOK VALUE - DOLLAR                             $ 28,156 (A2)            $ (8,545)           19,611 (B2)
            NET BOOK VALUE - PERCENTAGE                            4.04%                    0.12%             4.16%
            NET EARNINGS (LOSS) - DOLLAR                        $ (8,102){A3}              $ (249)         $ (8,369)(B3)
            NET EARNINGS (LOSS) - PERCENTAGE                       4.04%                    0.12%             4.16%

           FARMERS OIL COMPANY
            SHARES OF COMMON STOCK                                29,457                     (457)            29
            NET BOOK VALUE - DOLLAR                              $14,150 (A2)            $ (4,344)           $9,805 (B2)
            NET BOOK VALUE - PERCENTAGE                            2.03%                    0.05%             2.08%
            NET EARNINGS (LOSS) - DOLLAR                         $(4,081)(A3)              $ (104)          $(4,184)(B3)
            NET EARNINGS (LOSS) - PERCENTAGE                       2.03%                    0.05%             2.08%

           WILLIAM C. BENNETT
            SHARES OF COMMON STOCK                                   142                     (142)          -
            NET BOOK VALUE - DOLLAR                                 $ 68 (A2)               $ (68)             $ - (B2)
            NET BOOK VALUE - PERCENTAGE                            0.01%                   -0.01%             0.00%
            NET EARNINGS (LOSS) - DOLLAR                           $ (20)(A3)               $ 20               $ - (B3)
            NET EARNINGS (LOSS) - PERCENTAGE                       0.01%                   -0.01%             0.00%
                                                                                                                  -

           ROBERT F. PRATKA
            SHARES OF COMMON STOCK                               131                         (131)          -
            NET BOOK VALUE - DOLLAR                           $ 63       (A2)               $ (63)            $ -  {B2}
            NET BOOK VALUE - PERCENTAGE                            0.01%                   -0.01%             0.00%
            NET EARNINGS (LOSS) - DOLLAR                           $ (18)(A3)          $ 18                   $ -  (B3)
            NET EARNINGS (LOSS) - PERCENTAGE                       0.01%                   -0.01%             0.00%
                                                                                                                  -


           BRUCE FRANKE
            SHARES OF COMMON STOCK                                    84                      (84)          -
            NET BOOK VALUE - DOLLAR                                 $ 40 (A2)               $ (40)            $ -  (B2)
            NET BOOK VALUE - PERCENTAGE                            0.01%                   -0.01%             0.00%
            NET EARNINGS (LOSS) - DOLLAR                         $ (12) 4 (A3)              $ 12              $ -  (B3)
            NET EARNINGS (LOSS) - PERCENTAGE                       0.01%                   -0.01%             0.00%
                                                                                                                  -


TOTAL AFFILIATED SECURITY HOLDERS                             Old Common Stock           Adjustment      New Common Stock
           AFFILIATED SECURITY HOLDERS
            SHARES OF COMMON STOCK                               1,165,853                  (1,853)            1,164
            NET BOOK VALUE - DOLLAR                               $560,027 (A2)         $ (166,457)        $ 393,571 (B2)
            NET BOOK VALUE - PERCENTAGE                              80.35%                   3.21%            83.56%
            NET EARNINGS (LOSS) - DOLLAR                         $(161,500)(A3)            $(6,457)        $(167,957) (B3)
            NET EARNINGS (LOSS) - PERCENTAGE                         80.35%                   3.21%            83.56%

UNAFFILIATED SECURITY HOLDERS                                  Old Common Stock               Adjustment  New Common Stock
           UNAFFILIATED SECURITY HOLDERS
             HARES OF COMMON STOCK
            S                                                      285,147                 (56,147)                229
            NET BOOK VALUE - DOLLAR                               $136,973 (A2)          $ (59,543)           $ 77,429 (B2)
            NET BOOK VALUE - PERCENTAGE                              19.65%                  -3.21%              16.44%
            NET EARNINGS (LOSS) - DOLLAR                          $(39,500)(A3)            $ 6,457            $(33,043)(B3)
            NET EARNINGS (LOSS) - PERCENTAGE                         19.65%                  -3.21%              16.44%


*The pro forma adjustments above represent the adjustments reflecting the approval of the 1000 for 1 Reverse Stock Split in which each share of $1 par value Old Common Stock is reclassified into 1/1000 of a share of $1,000 par value New Common Stock. As part of the Reverse Stock Split, 58,000 fractional shares are to be cashed-out and payments made to shareholders in lieu of fractional shares at a per share price of $3.89 totaling $225,620. The pro forma adjustment of $58,000 represents the purchase of the fractional shares at par value ($1.00/share) and is charged to common stock. The pro forma adjustment of $167,620 represents the excess purchase price ($3.89/share) over the par value ($1.00/share) of the fractional shares and is charged to accumulated deficit in accordance with the retirement method of acquiring treasury stock. The pro forma weighted average number of shares outstanding and net loss per share information has been restated to reflect the effects of the Reverse Stock Split.

(A1) Common stock, par value $1 per share: authorized 1,500,000 shares; issued and outstanding 1,451,000 shares
(B1) Common stock, par value $1,000 per share: authorized 1,500 shares; issued and outstanding 1,393 shares
(A2) 1,451,000 shares outstanding.
(B2) 1,393 shares outstanding.
(A3) 1,451,000 weighted average shares outstanding.
(B3) 1,393 weighted average
shares outstanding.


If the Reverse Stock Split is approved and implemented, the Company believes that the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the Old Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end and the Company's Old Common Stock will no longer be traded over-the-counter in the Pink Sheets.

In consideration of the aforementioned reasons, the Company's Board of Directors on October 30, 2002 approved, subject to approval by the Company's shareholders, a proposal to effect the Reverse Stock Split and the Amendment of the Articles. The Board of Directors subsequently met on February 17, 2003 and ratified its original approval of the Reverse Stock Split and Amendment of the Articles.

BACKGROUND

The Company had 1,451,000 shares of Old Common Stock issued on the Record Date. If the Reverse Stock Split is approved and implemented, each share of Old Common Stock will automatically be reclassified into 1/1000 of a fully paid and non-assessable share of New Common Stock without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date, if the Reverse Stock Split is approved, the currently outstanding shares of Old Common Stock will be converted into approximately 1,393 shares of New Common Stock held by 33 shareholders. The Company estimates that approximately 730 shareholders will hold fractional shares after the Reverse Stock Split which fractional shares will be purchased at a total cost of approximately $225,620. The total average number of shares to be cashed out is 79 shares per shareholder and the average number of shares to be cashed out by shareholders owning fewer than 1,000 shares is 66.

To those shareholders who would be cashed out, the Reverse Stock Split would terminate their interest in the ongoing business of the Company and provide a cash payment to holders in lieu of their shares. The Company and the Filing Persons believe that the cash price per share provides a substantial benefit since there is currently no established trading market for the Company's Old Common Stock, so the ability of all of the unaffiliated shareholders to liquidate their stock is limited. Further, the Company's ongoing business is comprised of two elements: ranching and operations related to its oil and gas royalties, including royalty income and pipeline income. The Company does not currently believe it will experience significant growth or asset appreciation in either business segment and believes it is offering a fair cash price in exchange for an illiquid stock with low prospects for added value.

While the Company and the Filing Persons believe the Reverse Stock Split will result in the benefits described above, there are certain disadvantages. Affiliated and unaffiliated shareholders owning fewer than 1,000 shares of Old Common Stock will lose their ownership interest in the Company and will not participate in the future business of the Company. If Management's conclusions about the decreasing business opportunities prove incorrect, shareholders who cashed out would not participate in any unexpected growth. Shareholders who are cashed out will also not be able to easily monitor any progress or change in the Company because public information will no longer be available. Continuing shareholders will not have the opportunity for a public market for the Company's securities to continue. Termination of the Company's reporting obligations under the Exchange Act will substantially reduce the information that the Company is required to furnish to its shareholders or make publicly available. The anti-fraud provisions of Section 10b-5 and related state law provisions, however, will continue to apply after the going private transaction. Provisions of the Exchange Act, such as the short-swing profit recovery provisions of
Section 16(b) of the Exchange Act, proxy statement disclosure in connection with shareholders meetings and the related requirement of an annual report to shareholders will no longer apply to the Company. Executive officers, directors and other affiliates will no longer be subject to any of the reporting requirements and restriction of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 or Section 13(d).


PRICE RANGE OF COMMON STOCK

The Company's securities are not traded on any public exchange, but are traded over the counter in the Pink Sheets under the symbol SEVJ. There is no established trading market for the securities, except for limited or sporadic quotations. The prices reflect interdealer prices without retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions. The most recent quarterly high and low trading prices for the Company are as follows:


     QUARTER             2003                 2002              2001
                    High       Low        High    Low       High     Low
     ---------------------------------------------------------------------
     First         $4.008    $3.509      $2.50   $2.50      $3.00   $3.00
     Second        $4.008    $3.01       $3.50   $2.50      $3.00   $2.00
     Third                               $3.00   $2.00      $3.00   $2.00
     Fourth                              $2.50   $2.50      $2.50   $2.50

The Company has not paid any dividends with respect to any of its securities during the fiscal years ended October 31, 2002 and 2001.

The Reverse Stock Split is estimated to reduce the number of shareholders of record to 33, based on the number of outstanding shares and shareholders of the Company on the Record Date.

REPORTS RELATING TO THE REVERSE STOCK SPLIT

The Board of Directors retained Howard Frazier Barker Elliott, Inc. ("HFBE") to prepare a valuation report and render an opinion with respect to fairness, from a financial point of view to the Company shareholders of the proposed purchase price for fractional shares. In requesting HFBE's report and related fairness opinion, the Board did not give any special instructions to HFBE or impose any limitations upon the scope of the investigations that HFBE deemed necessary to enable it to deliver its opinion. The report of HFBE is summarized below.

At the request of HFBE to complete its analysis, the Management of the Company, on behalf of the Board, also retained certain parties to conduct an appraisal of the assets of the Company. The Board retained James Connor Smith, MAI, ARA ("Smith") to appraise the Company's real estate, Huddleston & Co., Inc. ("Huddleston") to appraise the estimated future reserves and revenues of certain oil and gas interests held by the Company, and Hawkins James & Still Equipment Co. ("Hawkins") to appraise the fair market value of the Company's equipment. The Company selected each of these appraisers based on their experience evaluating the specific assets they were engaged to appraise. The Company selected Smith based on his qualifications as a Texas state certified general real estate appraiser, an Appraisal Institute Member, Accredited Rural Appraiser and Texas Real Estate Broker and his experience valuing real estate in this particular region in Texas for thirty-seven years. The Board selected Huddleston because its longstanding reputation in the industry for oil reserve valuations and its thirty-four years of experience. The Company selected Hawkins to value the Company's equipment because the Company believes that Hawkins has the most experience in buying and selling farm and ranch equipment in the locale of the Company's ranching operations and is well qualified to assess the market value of equipment in Houston County, Texas and the surrounding areas. In requesting the appraisals from Smith, Huddleston, and Hawkins, the Board did not give any special instructions or impose any limitations upon the scope of the investigations that each appraiser deemed necessary to enable it to deliver its appraisal.

In connection with the preparation of the initial filing of the materials for the going private transaction, the Company received reports from the asset appraisers and HFBE. Since the initial filing, the Company has revisited the appraisals, and is satisfied that the appraisal of the real estate and equipment remain accurate. The Company, however, determined that due to the significant fluctuations in oil and gas prices at year end 2002, a more current analysis from Huddleston & Co would be appropriate. As a result, there are two updated reports on the value of the Company's royalty interests as of January 2, 2003, one a fair market value report and one a report based on the "SEC case," that is a report that would be rendered in connection with an Annual Report on Form 10-KSB. HFBE also reviewed its valuation report and related fairness opinion based on audited financial statements for the year ended October 31, 2002 and on the revised Huddleston reports. In June, the Company determined to restate its financial statements in connection with the accounting treatment of its 50% owned subsidiary, Trinity Valley Pecan Company. The Management reviewed the restatement and conferred with HFBE and determined that the restated financial statements would not affect the valuation of the Company. The primary effect of the restatement was to cause expenses for Trinity to be recognized in earlier periods. The financial results and related financial statements were not a meaningful basis of the evaluation of the Company, since the valuation was prepared based on the appraised value of the assets. Therefore, the restatement did not affect the determination of the per share price to be offered for the fractional shares. All reports, opinions and appraisals will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested security holder of the Company or representative of a security holder who has been so designated in writing. A copy of any report, opinion or appraisal will be transmitted to any interested security holder or designated representative of a security holder upon written request at the expense of the requesting security holder.



REPORT OF HOWARD, FRAZIER, BARKER & ELLIOTT, INC.

Howard Frazier Barker Elliott, Inc. ("HFBE") has acted as our financial advisor in connection with rendering a fairness opinion with respect to the Reverse Stock Split. HFBE has advised our Board of Directors that, in its opinion, the consideration to be received by the shareholders whose stock is to be redeemed pursuant to the Reverse Stock Split is fair, from a financial point of view, to such shareholders. HFBE originally issued a valuation report as of October 29, 2002, with a related fairness opinion and has amended its report as of February 14, 2003, based on the audited financial statements for the year ended October 31, 2002 and the fair market value report from Huddleston. In addition, in June, HFBE reviewed the restated financial statements of the Company and confirmed its fairness opinion. The full text of the original HFBE valuation report and fairness opinion prepared for the Board of Directors and the amended HFBE report prepared for the Board of Directors in February and in June are included as Exhibits (c)(1) and (c)(6), respectively, to the Schedule 13e-3. We urge you to read the full reports and opinions.

HFBE'S FAIRNESS OPINION, AS REVISED, IS DIRECTED TO OUR BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION PAYABLE TO THE SHAREHOLDERS WHOSE STOCK IS TO BE REDEEMED PURSUANT TO THE REVERSE STOCK SPLIT. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE REVERSE STOCK SPLIT OR ANY OTHER RELATED MATTER. HFBE'S FAIRNESS OPINION IS BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

          In arriving at its amended written opinion, HFBE, among other things:

      - reviewed Seven J's Annual Report on Form 10-KSB and related financial information for the fiscal years ended October 31, 2000, October 31, 2001, and October 31, 2002 and Quarterly Reports on Form 10-QSB and related financial information for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002;

      - reviewed information, including the public reports, giving details of the business, earnings, cash flow, assets and prospects of Seven J with respect to its business segments furnished to HFBE by Seven J;

     - conducted discussions with members of senior management of Seven J concerning its businesses and prospects;

     - reviewed the historical market prices and trading activity for Seven J's common stock;

     -   reviewed the proxy statement and Schedule 13e-3 filings;

     -   reviewed the appraisals of the assets as described above; and

     - reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing its opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to it by Seven J. HFBE did not obtain any material non-public information or projections prepared by or concerning the Company. HFBE did not independently verify the furnished information, or undertake an independent appraisal of the assets of Seven J. HFBE's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the amended opinion, February 14, 2003. HFBE was not requested to and did not solicit third party indications of interest in acquiring all or part of Seven J. HFBE assumes that there has been no material change in Seven J's financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances. Therefore, the HFBE opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that its analysis must be considered as a whole and that considering any portion of its analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, HFBE made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Seven J. Estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

The type and amount of consideration payable in the Reverse Stock Split and the decision to enter into the Reverse Stock Split transaction was solely determined by the Board of Directors of Seven J. HFBE's opinion and financial analyses were only one of several factors considered by the Board of Directors of Seven J in its evaluation of the Reverse Stock Split and should not be viewed as determinative of the views of the Seven J Board of Directors or management with respect to the Reverse Stock Split.

HFBE is a recognized business valuation and investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. HFBE is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements of equity and debt, corporate reorganizations, employee stock ownership plans and other general corporate purposes. Seven J selected HFBE because of its experience and expertise in performing valuation and fairness opinion analyses. HFBE does not beneficially own nor has it ever beneficially owned any interest in Seven J. Furthermore, HFBE has no agreement or understanding to provide additional services to Seven J beyond the scope of this fairness opinion.

VALUATION ANALYSIS

ANALYSIS OF COMPARABLE PUBLICLY-TRADED COMPANIES

HFBE noted that, given the nature and diversity of business units of Seven J and the relatively small size of each unit, there were no publicly-traded companies that were comparable to Seven J. HFBE conducted a search for comparable companies, but could not locate any companies, primarily due to the small size of Seven J.

Furthermore, because Seven J generated net losses during three of the four latest fiscal years, historical earnings figures cannot be used to make meaningful valuation judgments. Also, Seven J's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the prior periods were not significant, also rendering this pricing parameter unusable. Although royalty and pipeline operations generated positive cash flow, this cash flow was not sufficient to offset losses from other operations (pecan processing) and the general and administrative expenses of the Company. As a result, HFBE determined the comparable public company method would not yield any meaningful parameters.


SELECTED MERGER & ACQUISITION TRANSACTIONS

HFBE conducted a search for recent merger and acquisition transactions involving companies that were comparable to Seven J. HFBE noted that, given the nature of the two business units of Seven J and the relatively small size of each unit, there were no merger and acquisition transactions that were comparable to Seven
J. Assuming that each unit of the business segment of Seven J were analyzed separately, the relative size of each business unit would be so small that any comparison to merger and acquisition multiples would not be a reliable measure.

Similarly to the comparable public company analysis, because Seven J generated net losses during the latest twelve month period and the latest three fiscal years, historical earnings figures cannot be used to make meaningful valuation judgments. Furthermore, Seven J's EBITDA was not significant during the most recent fiscal years, rendering this pricing parameter unusable. As a result, HFBE determined the selected merger and acquisition transaction method would not yield any meaningful parameters.

Furthermore, because these methodologies would produce either significantly low or negative values using an earnings or EBITDA multiple, HFBE believes it is highly unlikely that any implied equity value for Seven J derived from the comparable company or comparable merger and acquisition transaction methodologies would result in an implied equity value greater than the value derived under the Net Asset Value approach (see "Net Asset Value" below).

Furthermore, given the diversity of the Company's operations and relatively small size of each business segment (revenues less than $1 million each), HFBE believes it would be extremely difficult to locate a buyer for the entire Company. Based on HFBE's experience in valuations, fairness opinions and merger and acquisition transactions and given current market conditions, HFBE believes that businesses of this size typically sell for 3-5 times EBITDA. Given that the Company has not consistently generated positive cash flow or EBITDA in several years and does not expect to generate positive cash flow or EBITDA in the foreseeable future, a positive implied value cannot be calculated. In these circumstances, tangible book value or multiples of revenue may be used as pricing parameters. For Seven J, book value is not an appropriate measure primarily because of the appreciated value of the real estate owned by the Company. Further, HFBE believes, based on the industry segments and size of Seven J, that the Company would most likely sell for less than 1 times revenues (in this case, approximately $1.2 million). Therefore, it is highly unlikely that the comparably public company methodology or the comparable merger and acquisition transaction methodology would imply a higher value than the net asset value approach.


DISCOUNTED CASH FLOW ANALYSIS

Typically, a discounted cash flow valuation analysis would also be performed, but due to the difficulty in projecting future financial results for Seven J and management's expectation that cash flows will continue to be negative for the foreseeable future, HFBE concluded that the discounted cash flow analysis would not be a reliable valuation measure. Again, while the primary source of cash flow of Seven J has resulted from its oil and gas royalties and pipeline operations, these revenues have not been sufficient to cover losses from other operations and corporate overhead expenses.

NET ASSET VALUE

HFBE determined that the Net Asset Value was the most appropriate method to calculate the fair market value of the shares of Seven J. Utilizing appraisals of the value of certain assets provided by management, including the real estate appraisal by James Connor Smith, MAI, ARA, the oil & gas reserve report by Huddleston & Co., Inc., and the equipment appraisal by Hawkins James & Still Equipment Co., HFBE calculated the net asset value of Seven J. The net asset value is calculated by adjusting the book value of the assets of the Company, as reported in the Company's balance sheet, to current fair market values. The amounts set forth below are based on the valuations of the oil and gas interests as of December 31, 2002 and restated financial statements (as of June 2003). Based on the balance sheet as of October 31, 2003, as restated, the value of Seven J's assets was $9,458,000 and the value of liabilities was $1,231,000, resulting in a net asset value of $8,227,000 or $5.71 per share before the effect of the Reverse Stock Split. HFBE did not assign any net asset value to the pipeline, primarily because the pipeline has no value as an individual asset. It is important to note that the net asset value excludes liquidation expenses, and a liquidation analysis is set forth in the following paragraph.

The following is a table showing the actual calculation of Net Asset Value and related adjusted balance sheet entries:


                            SEVEN J STOCK FARM, INC.
                             NET ASSET VALUE SUMMARY
                             AS OF OCTOBER 31, 2002
                       (IN $000S, EXCEPT PER SHARE AMOUNT)
            (BASED ON RESTATED FINANCIAL STATEMENTS AS OF JUNE 2003)


                                                     -------------------------
                                                       Market          % of
                                                       Value          Assets
                                                     -------------------------
  Assets
   Current assets                                    $      549            6.%
   Property and equipment, net                            8,909             93%
   Other assets                                              55              1%
                                                     -------------------------
    Total assets                                     $    9,513            100%
                                                     =========================

  Liabilities and shareholders' equity
   Liabilities
    Current liabilities                              $      416              4%
    Long-term debt                                          650              7%
    Deferred revenues and other                             165             .2%
                                                     -------------------------
     Total liabilities                                    1,231             13%

   Shareholders' equity                                   8,282             87%
                                                     -------------------------

     Total liabilities and Shareholders' equity      $    9,513          100.0%
                                                     =========================


  Net asset value ("NAV") of the Company             $    8,282
  NAV per share of common stock                      $     5.71
  Shares outstanding                                  1,451,000



To calculate the appropriate market value of the shares of the Company's Old Common Stock to be redeemed, HFBE applied both a minority interest discount and a marketability discount to the net asset value of the Company. The minority interest discount was applied due to the small percentage ownership represented by the shares to be purchased pursuant to this transaction due to the fact that both before and after the transaction, Management will maintain voting control of the Company. HFBE determined the appropriate minority interest discount by analyzing a study of real estate limited partnership interests trading in the secondary market because such assets tend to sell on the basis of underlying asset value and yield. The annual re-sale discount study is published in the May/June 2002 issue of THE PARTNERSHIP SPECTRUM. HFBE determined that the Company was most similar to the Undeveloped Land partnerships because the bulk of the Company's income from the land derives from farming or leasing activities rather than real estate development. According to the study, Undeveloped Land partnerships have an average minority discount rate of 35%. Based on its analysis of the study, HFBE determined that 30% was an appropriate conservative minority interest discount for Seven J.

The marketability discount was applied as a result of the thinly traded nature of the Company's stock. In determining the correct marketability discount, HFBE analyzed several studies comparing marketability discounts applied in different situations. According to the SEC Institutional Study, the midpoint of the range of marketability discounts for OTC reporting companies was 20-30%. According to a 1991 article in the Financial Analyst Journal written by Dr. William Silber, the Company most closely resembled companies with a marketability discount greater than 35%. HFBE reviewed a number of other studies that considered marketability discounts based on revenues, profitability and price/earnings ratio. Based on its analysis of these studies, HFBE determined that 25% was an appropriate marketability discount.

Based on the net asset value analysis, HFBE calculated the per share market value as of October 31, 2002 of the stock as follows:


      NAV per share of common stock                               $5.71

      Minority interest discount                            30%   (1.71)
                                                                --------

       Marketable minority interest value per share               $4.00
                                                                =======

      ------------------------------------------------------------------

      Marketable minority interest value per share               $4.00

      Discount for lack of marketability (a)                25%  (1.00)
                                                               --------

        FAIR MARKET VALUE PER SHARE                              $3.00
                                                               ========

LIQUIDATION ANALYSIS

The following sets forth a calculation of the estimated sales proceeds distributable to shareholders if the assets of the Company were promptly sold at the estimated fair market values set forth herein.

SEVEN J STOCK FARM
LIQUIDATION ANALYSIS

ESTIMATED MARKET VALUE OF ASSETS AS OF 10/31/2002

  Current assets                                               $   549

  Real estate                                                    8,469
  Farm equipment                                                   102
  Oil & gas interests                                              338
                                                               -------
                                                                 8,909

  Other assets                                                      55

    Total assets                                                 9,513

  Current liabilities                                              416

  Long term debt                                                   650
  Deferred income taxes                                             38
  Accrued loss contingency                                         123
  Deferred revenues                                                  4
                                                               -------
                                                                   815

    Total liabilities                                          $ 1,231


  ESTIMATED LIQUIDATION PROCEEDS - SALE OF ASSETS

  Gross proceeds before expenses                               $ 8,909
  Less sales commission on land (5%)                              (423)
  Other expenses (a)                                              (250)
                                                               -------


  Corporate Tax:                                                 8,236
  Gross Proceeds:                                                8,236
                                                               -------
  Less Basis                                                    (1,525)
                                                               -------
                                                                 6,711
                                                               -------
  Tax Rate (34%)                                                (2,282)
                                                               -------
  After Tax proceeds                                             5,954
                                                               -------

                                                               -------
  Payment of liabilities                                        (1,231)
                                                               -------
  Net Proceeds                                                 $ 4,723
                                                               -------

                                                               -------
  Shares outstanding                                             1,451
                                                               -------

                                                               -------
  Per Share (b)                                                $  3.25
                                                               -------

(a) Includes legal, environmental study and remediation, title and other closing costs.
(b)  Dividends paid to shareholders are taxed as ordinary income.

HISTORICAL TRADING PRICES. Since the beginning of 2002, Seven J's Old Common Stock price has been $3.50 per share through November 2002 and $4.00 thereafter. As of the date of HFBE's opinion, the Old Common Stock price remained at $3.50 per share. The last trades were made on October 10, 2002 at $3.50 per share when 200 shares were traded and December 4, 2002 at $4.00 when 200 shares were traded. Since January 1, 2002, a total of 3,900 shares of Seven J's Old Common Stock have been traded. HFBE noted that the lack of any significant trading volume has a substantial impact on the ability of Seven J Shareholders to sell their shares. Further, most of the Shareholders affected by the going private transaction own odd-lots (average holdings are 66 shares per Shareholder), thus increasing the costs to liquidate their shares. HFBE also believes that because of the thin trading volume, no significant block of shares could be sold without a serious impact on per share prices. HFBE also noted that amount to be paid to the shareholders in the redemption of their shares provided a certainty of a return to such shareholders in contrast to the speculative nature of a continuing interest in Seven J.

ALTERNATIVES

In assessing the fairness of the transaction to Seven J's public shareholders From a financial point of view, HFBE also compared the consideration to be received in the redemption of shares after the Reverse Stock Split to the most likely alternatives of the redemption including a status quo scenario in which Seven J continued to operate in the absence of the Reverse Stock Split and a third party investor/acquirer.

In considering the status quo alternative, HFBE considered that there were no material growth prospects for the business, and Management did not have any plans to seek acquisitions or pursue other strategies to grow the business. With respect to the farming and ranching operations, Management expects that there will be continued downward pressure on revenues and cash flow. As reported in the most recent annual report on Form 10-KSB for the year ended October 31, 2002, the Company anticipates that the amount per acre will drop to $12 per acre from the current $16. Additionally, the Company will no longer be entitled to US Department of Agriculture subsidies for its farm crops, which will most likely increase its losses in farming activities. The royalty income and related pipeline income are also declining from natural and expected deletion of the properties, and the Company does not expect the depletion to be reversed. HFBE reviewed all trades in the Company's stock between April 9, 2002 and December 4, 2002 reported in the Pink Sheets. During this time period, only 3,900 shares were sold, all at $3.50 per share, except for one trade of 200 shares at $4.00 on December 4, 2002. Furthermore, as discussed above, given the lack of trading volume in Seven J Old Common Stock, it is unlikely that a shareholder could locate a buyer for any significant block of shares and, most likely, our experience and related research indicates that an attempted sale of a larger number of shares in the market would be at a price substantially below the current market price per share.

In assessing the prospect of a third party acquirer, HFBE noted that there were no offers to purchase the business of Seven J, and it was unlikely that a potential buyer would value the business at a higher price than the net asset value previously calculated. In the event a buyer could be located, the estimated per share distribution available to shareholders after sale of the assets would be lower than the proposed purchase price in the going private transaction. See "Liquidation Analysis" above. Furthermore, given the ownership structure of Seven J, any transaction would have to be approved by Management and the majority shareholders of Seven J. Management has indicated to HFBE that they have no desire to sell the company now or any time in the foreseeable future.

VALUATION CONCLUSION

Based on its analysis of the asset based approach,(based on the December 31, 2002 evaluation of the oil and gas interests) HFBE determined that the fair market value of the fractional shares of Seven J to be redeemed was $3.00 per share based on the valuations of the oil and gas interests as of December 31, 2002 and the restated financial statements as of June 2003, as set forth in the calculations in Net Asset Value, above. As described in Net Asset Value above, HFBE performed the following estimated per share calculation of the fair market value of one share of Stock.

      Net Asset Value                                       $5.71
            Less Minority Interest Discount-30%             (1.71)
                                                            ------
      Marketable Minority Interest Value Per Share           4.00
            Less Marketability Discount-25%                 (1.00)
                                                            ------
      Fair Market Value Per Share (rounded)                 $3.00

The shareholders whose stock is to be redeemed pursuant to the plan are to receive $3.89 per share of Old Common Stock in the Reverse Stock Split transaction. Since the market value of the fractional shares was estimated to be $3.00 per share, the consideration to be received by such shareholders is fair, from a financial point of view, to such shareholders.

Seven J paid HFBE a non-contingent fee of $25,000 for its opinion. In addition, Seven J has agreed to reimburse HFBE for all its related expenses, and to indemnify HFBE against certain liabilities, including liabilities under federal securities laws. There is no other material relationship between HFBE and the Company. The Company has not paid any other fees to HFBE in the previous two years.

SMITH REPORT

Smith is a Texas state certified general real estate appraiser, an Appraisal Institute Member, Accredited Rural Appraiser, Texas Real Estate Broker and member of the National Association of Realtors and the Realtors Land Institute. He has been engaged as an independent appraiser and consultant specializing in the valuation and counseling for rural and commercial property since 1965.

Smith appraised the value of the surface estate interest in the 10,927.857 acre property owned by the Company located approximately 19 miles southwest of Crockett, Texas. Smith determined that a fair market value for this property on August 14, 2002 was $775 per acre or a total of $8,469,089 based on a marketing period of 18-24 months. Smith's methodology involved the following steps:

     1.   Inspect the property and surrounding neighborhood;
     2.   Gather appropriate site, neighborhood and economic data;
     3. Investigate, confirm, and inspect comparable unimproved land sales to determine land component unimproved land sales to determine land component contributory values.
               a.   Date range of search: January 1, 1999 to July 30, 2002
               b.   Geographical limits of search: Houston County, Texas
               c.   Size limits of search: 500 to 15,000 acres
               d. Use or zoning limits of search: Livestock Ranches with improved pasture, native pasture/wooded pasture and cropland components
     4. Estimate the reproduction cost of building and land improvements and deduct accrued depreciation from all causes to estimate their contributory value for use in the cost and sales comparison approaches.

     5. Investigate, confirm, and inspect comparable improved sales to estimate the value of the subject property via the direct sales comparison approach.
               a.   Date range of search: January 1, 1999 to July 30, 2002
               b.   Geographical limits of search: Houston County, Texas
               c.   Size limits of search: 500 to 15,000 acres
               d. Use or zoning limits of search: Livestock Ranches with residential/agricultural improvements
     6. Analyze the time on the market of the comparable sales to develop an estimated marketing period for the subject property
     7. Reconcile the value indications from the two approaches to develop a concluded value range and a final market value estimate of the subject property

The Company paid Smith $20,410.18 for his appraisal of the real estate. There is no other material relationship between the Company and Smith. The Company has not paid any other fees to Smith in the previous two years.

HUDDLESTON REPORT

Huddleston & Co., Inc. is a corporation that provides petroleum and geological engineering services, located in Houston, Texas. Huddleston has conducted appraisals of oil and gas interests since 1968.

The Company requested Huddleston to provide Seven J with an estimate of fair market value for the properties evaluated in this report. Huddleston estimated the fair market value using the average of four methods that are commonly used in the industry. It is the fair market value report that the Board considered in its evaluation of the fairness of this transaction.

The four methods that have been considered in preparing our estimate of fair market value follow:

1. Calculation of value on the basis of a 1.75:1 return on investment (or about 57% of undiscounted future net revenues) over the economic life of the properties;

2.    Calculation of 70% of future revenues, discounted at 10%;
3.    100% of future net revenue, discounted at 15%; and
4. Cumulative undiscounted future net revenues recovered over the first three and one-half years following the effective date of the report (3.5 year payout).

Fair market value was then determined by calculating the average of the four methods. Huddleston estimated the fair market value for the properties evaluated in this report to be $309,253.

RESERVE ESTIMATES
The reserve estimates for the Proved Developed Producing properties were based on the extrapolation of historical production data. All of the producing properties had reported production and all had sufficient data to suggest a decline trend.

PRODUCT PRICES
The product prices utilized in this report were the actual NYMEX Strip prices offered on December 19, 2002. Product prices were put into the cash flow model annually for 2003, 2004, 2005 and 2006. Beginning January 1, 2007, prices were escalated at 2% per year through the life of the properties.

Market prices for both oil and gas continue to be subject to a substantial degree of variation as a result of a variety of market and seasonal factors. Therefore, actual future receipts are likely to vary from the projections and fluctuations of market prices will affect the projections of both future reserves and revenues. The variations in product prices as shown on the summary projections result from the net effect of computer averaging of the aggregate of gross revenues and net revenues with varying rates of decline.

A comparison of the average product prices, weighted as a composite for all properties over life, follows: (Gas prices have been adjusted for heating value and are reported as dollars per Mcf).

ESCALATED PRICING CASE        OIL/COND., $/BBL        GAS, $/MCF
-----------------------------------------------------------------
2003                          25.81                   3.80
2004                          21.96                   3.30
2005                          21.30                   3.14
2006                          20.96                   3.07
Maximum                       25.81                   4.04
Average over life             23.00                   3.44

OPERATING EXPENSES, TAXES AND CAPITAL EXPENDITURES
Seven J supplied operating income/expense statements for the properties evaluated in the Huddleston report. As a royalty interest owner, Seven J is not directly burdened by operating expenses. Seven J is indirectly burdened by operating expenses in that such expenses were considered in the cash flow model to calculate the economic limit of the individual properties.

Beginning January 1, 2003, operating expenses were escalated at 2% per year through the life of the properties.

Severance and ad valorem taxes were scheduled for each property where applicable.

VALUES AND COSTS NOT CONSIDERED
General home office overhead (G&A), federal income taxes, and allowances for depreciation, depletion, and amortization have not been deducted from estimated revenues. Values were not assigned to nonproducing acreage or to the salvage value of surface and subsurface equipment.

The Company has agreed to pay Huddleston approximately $2,000 for its appraisal. There is no other material relationship between the Company and Huddleston. The Company has not previously hired Huddleston, however three affiliates, Parten Operation Company, Texas Epic Oil Company and Farmers Oil Company, paid Huddleston a combined total of $7,067 for reserve evaluations in August of 2002.

HAWKINS REPORT

Hawkins is an agricultural equipment dealer located in Crockett, Texas. Hawkins reviewed each piece of equipment and estimated the value based on the sales price at which, in its experience, it could sell the used farm equipment in the local area where it conducts business. Based on Hawkins experience evaluating and dealing in new and used agricultural equipment in Houston County, Texas, Hawkins determined that the fair market value of the Company's equipment was $102,150 on August 19, 2002.

The Company did not pay Hawkins for its appraisal and has not paid Hawkins for any appraisals in the previous two years. The Company has purchased equipment from Hawkins in the past, and may purchase additional equipment from Hawkins in the future.

BOARD OF DIRECTORS DETERMINATION

At a meeting of the Board of Directors on March 19, 2002, the Company's Board of Directors, and the executive officers, John R. Parten, Robert F. Pratka and Virginia O. Cortinas (such executive officers are collectively, "Management") expressed their view that the Company and its shareholders are deriving little benefit from the Company's status as a public company. The Company and its officers and directors incur substantial risks. The Company also incurs substantial costs to maintain this status. Despite these expenditures, the nature of the assets held by the Company does not provide any synergies for the status as a public company. The primary assets of the Company are raw land that is leased as ranch land and farm land, royalty interests in oil and gas leases, a pipeline and a pecan processing plant. The use and value of the assets has not substantially changed during the Company's forty-year status as a reporting company, and the assets do not produce an income stream that makes the public nature of the stock a useful commodity or maintains the cost of a public company. More specifically, the revenues from the oil and gas royalties and pipeline operations have historically sustained the Company and those assets, and related revenues are depleting and declining.

The Board determined it would be in the best interests of the Company to maintain this asset base and to cease being a public company. The Board considered the advantages of being a public company such as access to public trading markets, public availability of Company information, and liquidity for the shareholders. The Board also considered the disadvantages of being a public company such as the costs of maintaining public company status. The Board also considered that the Company has historically not been able to capitalize on its public company status because it is a small, thinly traded company. The Board considered the advantages and disadvantages of being a private company and unanimously directed Management to conduct a preliminary cost and feasibility study of going private, including a determination of the rights of dissenting shareholders.

Between March and October of 2002, the Company's Management held a series of meetings with the Company's accountants, investment bankers and outside legal counsel to discuss a Reverse Stock Split as well as other options for taking the Company private. The Management considered a merger or a tender offer as possible means of taking the Company private. After discussion with its advisors of the options available, Management determined to recommend to the Board that a Reverse Stock Split was the most feasible in the Company's current situation. Management determined that the other means of taking the Company private would not be appropriate in this situation due either to the proposed structure (tender offer) or their cost and complexity (merger). Based on these deliberations, Management engaged its outside auditors, its investment bankers and its legal counsel to assist the Company in pursuing the proposed Reverse Stock Split.

Management was also charged with the responsibility of recommending to the Board of Directors a fair price to be paid for the fractional shares resulting from the Reverse Stock Split. Management reviewed several valuation models, including cash flow analysis, trading prices of common stock, comparable publicly traded company and related comparable transactions and book value. As a result, Management requested a valuation of the Company, and due to the initial analysis, appraisals of all assets that could be marketed independently (which excluded only the pipeline) In fulfilling their responsibility to provide the Board with an analysis of the proposed transaction, the Management considered several factors relating to the fair value of the Company's Old Common Stock:

      - The nature of the income stream and underlying assets of the Company; - The current and historic market value of the Old Common Stock, which ranged between a high of $4.00 and a low of $2.00 for the period from October 1999 through October, 2002; - The net losses incurred for the fiscal years 1999, 2000 and 2001; - The absence of a meaningful market for the Company's shares as reflected in the fact that only 10,822 shares have traded during the first three quarters of the 2002 fiscal year, ending in October 2002;
      - The $0.62 book value per share of Old Common Stock (as of October 31, 2002, restated as of June 2003.)
      - The value of the Company's assets based on the independent appraisals of Smith, Huddleston and Hawkins; and
      - The HFBE valuation report.

The Board and Management determined that net book value ($0.62 at October 31, 2002, restated as of June 2003) not appropriate to consider because it significantly undervalued the real estate. Management prepared a calculation of Net Asset Value based on adjustments for estimated current market prices of the assets. With this information and analysis, Management determined to recommend $3.89 as the purchase price for a share of Old Common Stock for the October meeting of the Board of Directors.

At the Board of Directors October 30, 2002 meeting, Management presented the valuation report prepared by HFBE and reported that taking the Company private could be accomplished through the process of a Reverse Stock Split, with cash being paid for fractional shares that result. Management reported that based on the results of its analysis, a 1-to-1,000 Reverse Stock Split would take the number of shareholders of record to approximately 33, and to a number appropriate for a privately held company. In Management's opinion the 1-to-1,000 ratio was preferable for accomplishing both goals.

In addition to the valuation materials, the Board reviewed the duties of Directors under Texas law in evaluating a Reverse Stock Split and reviewed the documents to be filed with the SEC in this regard. Also at this meeting, the Board reviewed and discussed the valuation report of Howard Frazier Barker & Elliott, Inc. as well as the Smith, Huddleston and Hawkins appraisals obtained with respect to the assets. The analysis by the Board of Directors of the valuation report and the fairness of the transaction at the Board of Directors Meeting is set forth below, in "--Fairness of the Reverse Stock Split Proposal." The Board of Directors determined that the Smith report is an adequate reflection of the value of the real estate, but considered additional information concerning the marketing and sale of the particular parcel of land, especially its unusually large size, in its evaluation of the Smith appraisals. Additionally, the Board reviewed the previously filed financial statements of the Company.

After the lengthy review of these materials and analysis by the Board it authorized by a unanimous vote, with no member dissenting or abstaining, a 1-to-1,000 Reverse Stock Split and directed that a proposed amendment to the Articles of Incorporation to reduce the authorized capital be submitted to the shareholders for approval, with a price of $3.89 for any fractional shares. Based on the valuation materials prepared by HFBE, the Board sought and received a fairness opinion concerning the price it had determined to offer for the fractional shares from HFBE immediately after the October meeting of the Board.

After the filing of the preliminary proxy materials, the Company was required to prepare and file its Annual Report on Form 10-KSB for the year ended October 31, 2002. In connection with the review and preparation of the report, Management re-examined the data originally prepared for the October filings. While Management determined that the real estate and equipment appraisals continued to be accurate, oil and gas prices had changed significantly at the end of 2002, and Management requested and received a revised engineering report based on increased prices. The numerical amounts contained in these materials are based on the amended calculations made in February 2003. The appraised value of the oil and gas properties was slightly higher, producing a new, unadjusted net asset value per share of $5.71 (based on the restated financial statements as of June 2003), compared to the amount calculated as of October 2002 of $5.55.

As a result of that report, and in review of audited financial information in the Form 10-KSB for the year ended October 31, 2002, HFBE reviewed its valuation report and issued an amendment to its fairness opinion. The Board of Directors met via telephone on February 17, 2003 to review the revised analysis and confirmed that the price of $3.89 per share of Old Common Stock would be paid for fractional shares, resulting from the Reverse Stock Split, and that, in light of current oil and gas prices, such price would be fair to the shareholders. The Board determined not to revise the per share price because the percentage discount applied to the February calculations remained in the original percentages for the discount for lack of marketability and the Board considered the price to remain fair.


FAIRNESS OF THE REVERSE STOCK SPLIT PROPOSAL

The directors of the Company, in their capacity as directors and as filing persons, believe this transaction is fair to and in the best interests of the Company and its affiliated and unaffiliated shareholders. In determining the fairness of the Reverse Stock Split, the Board considered a number of factors prior to approval of the proposed transaction. The Board reviewed the fairness of the transaction in the October 30, 2002 meeting, and confirmed the fairness of the transaction in the February 17, 2003 meeting.

The Board recognized the concerns of shareholders owning a limited number of shares of Old Common Stock, with reduced liquidity, because typical transaction costs for public sale of their shares in most cases represents a large percentage of the value of their holdings at current stock price trends. The Reverse Stock Split will allow such shareholders to liquidate their holdings at a fair value without these transaction costs by receiving cash for their fractional shares.

Shareholders receiving New Common Stock are anticipated to benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. The Board of Directors also believes that the Company will be more stable, given the nature of its assets and business, if it ceases the costs and obligations of a publicly traded company. No assurances can be given to the remaining shareholders, however, that the costs of the going private transaction will be lower than the ongoing reporting costs or that the Company will be able to recoup the costs of going private from its revenues.

The Board also considered the financial condition of the Company and the cost of the Reverse Stock Split and the cost of the continued reporting obligations under the Exchange Act. The Board considered that the costs of public reporting continue to increase, as well as the amount and nature of the obligations of a reporting company. Notwithstanding the increase in regulation, the business of the Company has not significantly changed, and, in fact, the revenues and related asset base, particularly the oil and gas royalty interests, are deteriorating. The Board also determined that a change in the amount or the nature of the business was not likely, therefore continuing to reduce the value of the status of the Company as a public company.

The Board considered that during the preceding twelve month period, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company. The Company during this period did not solicit any third party offers to merge or acquire the Company, not did it authorize any member of the Board of Directors or unaffiliated party to do so. The Board determined that it was not in the best interests of the Company to sell.

The Board reviewed the valuation materials prepared on its behalf in connection with determining the fairness of the price to be offered for the fractional shares. Due to the relative illiquidity of the stock, the Management and the Board placed more emphasis on the appraisals of the assets and related analysis in the HFBE valuation report than on the other possible valuation techniques.

In the view of the Board, the HFBE valuation report considered and consolidated the several elements of value of the Company and the several methods of evaluating the Company. The HFBE report considered the value of the surface real estate, as valued by Smith. In addition, the Board believes that the value of the surface real estate set forth by Smith was somewhat speculative because to their personal knowledge, no tract of land of the size owned by the Company has been sold recently in Houston County. Further, portions of the Company's tract of land do not have access to roads, electricity or other utilities that would make it feasible to sell smaller parcels at the same price the entire parcel could be sold. The large size of the tract would also prolong the time and relative cost to market and sell. It considered the value of the underlying minerals as valued by Huddleston and agreed with the report. It considered the value of the machinery and equipment as valued by Hawkins and agreed with the report. It considered the other assets and liabilities of the Company as reflected in the financial statements. None of the asset appraisals, on their own, ever purported to reflect the true value of the stock of the Company. Notwithstanding, the Management of the Company and the Board of Directors has adopted each of the independent appraisals, with respect to the assets appraised, that were considered by HFBE.

Based on the data presented to the Management and the Board of Directors, they each reviewed the current prices at which the Old Common Stock of the Company traded, as well as the historical market prices. Attention to going concern value was minimal because the cash flow and revenue of the Company had largely been negative, so the going concern value would produce a significantly lower valuation than the Net Asset Value, as adjusted for current asset values. Similarly, because of the poor cash flow and revenue situation, as well as the fact that the business segments and their component units are small, the Company could not consider comparable companies or comparable merger and acquisition transactions. An analysis of liquidation value produced results lower than the Net Asset Value calculation.

The only element of the HFBE analysis that the Board of Directors did not adopt at the October meeting was the discount for minority shares, which would place the stock value at $3.00 per share (at the amounts calculated in February and based on the restated financial statements as of June 2003). The Board considered each discount, the minority discount and the lack of marketability discount. In October, the Board determined to adopt only a marketability discount, but to apply a marketability discount of 30%, which resulted in a price of $3.89 for fractional shares of Old Common Stock. The Management and the Board of Directors of the Company adopted the price of $3.89 per share after considering that it was in excess of the estimated liquidation value of the Company ($3.25)(based on the restated financial statements as of June 2003), in excess of the most regular pink sheet value of the stock ($3.50) and considerably in excess of the fully discounted minority share value of the stock ($3.00) (based on the restated financial statements as of June 2003). The Board reviewed the valuation again in February, in light of changes in oil and gas prices, and reaffirmed the fairness of the $3.89 price per share for fractional shares. Each member of the Board of Directors, in their capacity as Board members and as filing persons, believes that this method of valuation represents a fair valuation of the Old Common Stock.

The transaction is not structured to require a majority of the unaffiliated security holders because over half of the security holders' location is unknown to the Company. Specifically, out of approximately 730 security holders, 360 have known addresses and 370 security holders' whereabouts are unknown. No unaffiliated representative has been retained to act solely on behalf of unaffiliated security holders for the purpose of negotiating the terms of Rule 13-E transaction and/or preparing the report or transaction. Even though the transaction will not require the approval of a majority of the unaffiliated security holders and no unaffiliated representative was retained, the Board and the Filing Persons believe the determination of the valuation of the Company's stock was substantively and procedurally fair to the affiliated and nonaffiliated shareholders because (i) affiliated and unaffiliated shareholders are treated identically in the Reverse Stock Split; (ii) the Reverse Stock Split does not significantly impact control of the Company; and (iii) the Board, based on careful review of the independent appraisals and fairness opinion of HFBE, believes that the outside independent analysis supports their conclusion as to the fairness of the transaction.

While the Board considered the asset appraisals, the ability of the Company to place the value of the assets directly into the hands of the shareholders through liquidation or sale of assets is difficult because of the costs of the transaction, including brokerage costs, transaction costs and tax consequences of such a transaction. As described in the liquidation analysis set forth above, while the $5.71 is a Net Asset Value per share (based on the December 31, 2002 evaluations), it does not account for the significant corporate or shareholder expenses that would occur under a liquidation, and the projected liquidation value is lower than amounts proposed to be paid in the Reverse Stock Split.

In determining whether the price to be paid to the Company's shareholders for Fractional shares was fair, the Board received a valuation report from an

Independent financial adviser. See "Report of Howard, Frazier, Barker & Elliott, Inc." above. After the Board meeting in October, the Board requested and received a fairness opinion from HFBE based on the valuation report prepared by HFBE and used by the Board.

As described above, in connection with the year-end reports (Form 10-KSB for the year ended October 31, 2002), the Company revisited its oil and gas reserve valuation. The valuation of the oil and gas interests in December was higher when compared to the October analysis because of the higher prices received for the oil and gas sold. This affected the total adjusted net asset value. On review, however, the Board determined to confirm the $3.89 price per share for fractional shares because the price was well within the valuation parameters and discounts in the valuation originally prepared by HFBE. In February, the Board sought and received an amendment from HFBE to confirm the fairness of the $3.89 price per share after the fiscal year-end review of the 2002 financial statements and related analysis.

In June, the Company determined to restate its financial statements to correct the accounting treatment of the losses incurred with respect to the Trinity Valley Pecan Company. As a result of the restatement, losses with respect to Trinity occurred in earlier periods, thus reducing the total assets, but increasing the most current year's revenue. Management reviewed the restatement, and conferred with HFBE, and determined that because the fairness opinion was based on an adjusted net asset model, and not on the financial performance of the Company, the restatement would not affect the fairness determination of the price offered for fractional shares.

To the Company's knowledge, each executive officer and director of the Company will vote all shares of Old Common Stock those persons have proxy authority for, for the proposed Reverse Stock Split and related Amendment to the Company's Articles of Incorporation. These shares represent approximately 74.28% of the voting power on the Record Date.


EXCHANGE OF CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES

If the shareholders approve the Reverse Stock Split, the Company will file the Amendment with the Secretary of State of Texas. The Reverse Stock Split will become effective on the date the Certificate of Amendment is issued by the Secretary of State of Texas (the "Effective Date").

As soon as practicable after the Effective Date, each holder of an outstanding certificate theretofore representing Old Common Stock will receive from the Company instructions for the surrender of such certificate. The instructions will include a Letter of Transmittal to be completed and returned to the Company with such certificate or an affidavit of lost certificate. As soon as practicable after the surrender to the Company of any certificate which represented shares of Old Common Stock (or affidavit as to loss), together with a duly executed Letter of Transmittal and other documents the Company may specify, the Company shall deliver to the person in whose name such certificates have been issued, (i)certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Old Common Stock represented by the surrendered certificate shall have been reclassified, and/or (ii) cash for fractional shares. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of Old Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

For the purpose of determining ownership of Old Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the stock records of the Company, regardless of the beneficial ownership of those shares. No service charges, brokerage commission or transfer taxes shall be payable by any holder of any certificate which prior to the approval of the Reverse Stock Split represented any shares of Old Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise in proper form for transfer, or the holder will supply a duly executed affidavit of lost certificate.

No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders holding a number of shares of Old Common Stock not evenly divisible by one thousand, and shareholders holding fewer than one thousand shares of Old Common Stock, upon surrender of their old certificates will receive cash in lieu of fractional shares of New Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fraction of a share of Old Common Stock by $3.89, the fair market value of a share of Old Common Stock.

The Company currently estimates that approximately 370 of the 730 shareholders that will hold fractional shares have had their proxy materials returned, undeliverable to the Company for more than two years. Texas Business Corporation Act ("TBCA") Article 2.25B states that notice otherwise required to be given to any shareholder pursuant to the TBCA, or the articles or bylaws of the corporation need not be given if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings; or (ii) all (no less than two) payments of distributions or interest, sent by first class mail during a 12 month period have been mailed to the shareholder, addressed to the address shown on the transfer records of the corporation have been returned undeliverable. The Company will make efforts to locate missing shareholders by checking addresses with internal resources such as phone books and publicly available resources on the internet. Any unclaimed funds payable to the shareholders who cannot be located by the Company will be tendered to the State of Texas pursuant to its escheat laws.

Approval of the Reverse Stock Split will require approval by two-thirds (2/3) of the shares of Old Common Stock that were outstanding on the Record Date. Accordingly, the Reverse Stock Split will be approved if at least 967,333 shares of Old Common Stock are voted in favor of the Reverse Stock Split.

CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS

          1. RIGHTS, PREFERENCES AND LIMITATIONS. There are no differences between the respective rights, preferences or limitations of the Old Common Stock and the New Common Stock. If the Reverse Stock Split is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's Old Common Stock before or after the Reverse Stock Split.

2. FINANCIAL EFFECT. The Company expects that the total cost of the going private transaction will be approximately $340,260, including an estimated $115,000 in expenses and an estimated $225,620 to purchase fractional shares. Most of the purchase of fractional shares pursuant to the going private transaction will be funded pursuant to a loan secured by the real estate of the Company, as described below. The other expenses of the transaction will be paid out of the operating cash flow of the Company.

          The Company borrowed $610,000 on October 28, 2002 from Capital Farm Credit at 6.65% annual interest pursuant to a 15-year note (the "Note"). Approximately $200,000 of the proceeds of this Note will be used in conjunction with the going private transaction. The Company plans to repay the Note out of the operating cash flow of the Company.

          Of the $610,000 borrowed, approximately $200,000 will be used to fund the repurchase of shares of the Company. The remaining costs (primarily expenses of the transaction) have been funded from the Company's operating cash flow. The remaining proceeds of the Note have been contributed to TVPC in connection with transactions not related to the Reverse Stock Split. The loan was used as a capital contribution to TVPC which allowed it to repay certain outstanding bank debt (on which the Company was a guarantor, and for which guarantee the Company had begun to accrue). The Company's potential liability as a guarantor of the TVPC debt will be reduced to $123,000 as a result of the reduction in amounts owed by TVPC. Additionally, TVPC paid to the Company $120,000 owed, increasing the cash of the Company and reducing its receivables.

          The Reverse Stock Split will require a restatement of the Company's earnings per share and book value per share, but we do not believe the restatement is material. The restatement is found in the amended
          Schedule 13e-3 under the heading "Financial Statements."

     3. EFFECT ON MARKET FOR SHARES. The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Stock Split, if effected will be approximately 1,393 in the hands of approximately 33 shareholders. As a result, there will be no organized market for the Company's shares.

          The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

        4. TERMINATION OF EXCHANGE ACT REGISTRATION OF NEW COMMON STOCK. The Reverse Stock Split proposal will terminate the public registration of the Old Common Stock with the SEC under the Exchange Act, and the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the Old Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the requirement of providing annual and quarterly reports to shareholders, no longer applicable to the Company.

           With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the Old Common Stock under the Exchange Act: a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation, the reporting requirements and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DISCUSSION SUMMARIZING FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW.

The receipt of New Common Stock solely in exchange for Old Common Stock will not result in recognition of gain or loss to the remaining shareholders. The adjusted tax basis of the remaining shareholder's New Common Stock will be the same as the shareholder's adjusted tax basis in the Old Common Stock. The holding period of New Common Stock received solely in exchange for Old Common Stock will include the shareholder's holding period in the Old Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will be entitled to recognize a gain or loss on sale, based on the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding.

APPRAISAL RIGHTS AND DISSENTER'S RIGHTS

The shareholders do not have the right to demand the appraised value of their shares (dissenter's rights) in conjunction with the Reverse Stock Split under the Texas Business Corporations Act. There may exist other rights or actions under the Texas Business Corporations Act, Texas common law or federal or state securities laws for shareholders who are aggrieved by the Reverse Stock Split generally. Although the nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

OWNERSHIP OF VOTING SECURITIES OF THE COMPANY

The following table contains information concerning the persons known by the Company to be the beneficial owners of more than five percent of the Common Stock of the Company at the close of business on June 16, 2003:



                              NAME AND ADDRESS OF         AMOUNT AND NATURE OF
   TITLE OF CLASS             BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)     PERCENT OF COMMON STOCK
--------------------------   -------------------------  -----------------------     -----------------------
Common Stock, par value $1   John R. Parten                     1,077,425                   74.25%
                             16945 Northchase Drive,
                             Suite 1800,
                             Houston, Texas
                             77060-2151

Common Stock, par value $1   Patrick J. Moran                     73,017(2)                  5.03%
                             2803 Sackett
                             Houston, Texas
                             77098-1125


     (1)  Based on information furnished by the respective shareholders.
     (2) Included are 14,800 shares of Old Common Stock of the Company held by The Moran Employees Trust. Patrick J. Moran is co-trustee of such Trust and has shared power to vote the shares held by the Trust, however he disclaims any beneficial interest in such shares.


     The following table contains information as to the Old Common Stock of the Company beneficially owned as of June 16, 2003, by all directors and executive officers as a group.


                                  NAME AND ADDRESS OF            AMOUNT AND NATURE OF
       TITLE OF CLASS             BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)     PERCENT OF COMMON STOCK
     --------------------------   -------------------------      -----------------------     -----------------------
     Common Stock, par value $1   John R. Parten                         1,077,425                    74.25%
                                  Chairman, President and
                                  Director
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   R.F. Pratka                                  131                        .01%
                                  Vice President, Treasurer and
                                  Director
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   William C. Bennett                           142                        .01%
                                  Director
                                  P.O. Box 666
                                  Madisonville, Texas 77864

     Common Stock, par value $1   Bruce Franke                                  84                        -
                                  Director
                                  P.O. Box 557
                                  Willis, Texas 77378

     Common Stock, par value $1   Virginia Cortinas                              0                        -
                                  Secretary
                                  16945 Northchase Drive,
                                  Suite 1800,
                                  Houston, TX 77060

     Common Stock, par value $1   All Directors and Executive            1,077,782                    74.28%
                                  Officers as a Group (five in
                                  number)


     (1)  Based on information furnished by the respective shareholders.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies on the accompanying forms will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Old Common Stock.

ACCOUNTANTS

Representatives of the principal accountants for the current year and for the most recently completed fiscal year are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REVOCABILITY OF PROXY

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to the Company at 16945 Northchase Drive, Suite 1800, Houston, Texas 77060; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Meeting and casting a contrary vote. No revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters set forth herein. If any other matter should be presented at the Meeting upon which a vote may properly be taken, John R. Parten and Virginia Cortinas will vote shares represented by all proxies received by the Board of Directors in accordance with their judgment.

ANNUAL MEETING OF THE SHAREHOLDERS

The annual meeting of the shareholders of Seven J is typically held in March of each year. The deadline for the submission of timely shareholder proposals to the Company is November 18, 2002. Shareholder proposals received thereafter will not be included with the materials for the annual shareholder meeting. The Board of Directors has determined to delay the annual meeting during the pendency of the Reverse Stock Split transaction.

FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

A copy of the Company's Annual Report on Form 10-KSB for the year ended October 31, 2002 and Quarterly Reports on Form 10-QSB for the quarters ended January 31 and April 30, 2003 are incorporated herein by reference. Copies of these reports accompany this Proxy Statement and are available for review from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov). UPON REQUEST TO THE COMPANY'S OFFICES AT 16945 NORTHCHASE DRIVE, SUITE 1800, HOUSTON, TEXAS 77060, PHONE 281-874-2101, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, A COPY OF ANY AND ALL DOCUMENTS FILED WITH THE SEC AND INCORPORATED BY REFERENCE HEREIN THAT ARE NOT INCLUDED WITH THIS PROXY STATEMENT.

AVAILABLE INFORMATION

The Company is subject to the information requirement of the Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and the regional office of the SEC at Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's Internet Website (HTTP://WWW.SEC.GOV).

THE COMPANY HAS FAILED TO ELECTRONICALLY FILE ITS ANNUAL MEETING INFORMATION STATEMENT (SCHEDULE 14C) MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION BETWEEN 1996 AND 2001. THE COMPANY INCORRECTLY BELIEVED THAT IT COULD CONTINUE TO FILE PAPER COPIES OF THE SCHEDULE 14C MATERIALS AND DID NOT REALIZE IT WAS SUBJECT TO ELECTRONIC FILING REQUIREMENTS. THE COMPANY DID MAIL ITS SCHEDULE 14C MATERIALS TO EACH OF THE SHAREHOLDERS IN CONJUNCTION WITH ITS ANNUAL REPORT. THE COMPANY HAS NOT SOLICITED ANY PROXIES SINCE 1996, BUT HAS HELD SHAREHOLDER MEETINGS WITHOUT FILING ITS MATERIALS PROPERLY WITH THE SECURITIES AND EXCHANGE COMMISSION. UPON REQUEST TO THE COMPANY'S OFFICES AT 16945 NORTHCHASE DRIVE, SUITE 1800, HOUSTON, TEXAS 77060, PHONE 281-874-2101, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, A COPY OF ANY AND ALL
SCHEDULE 14C DOCUMENTS.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/John R. Parten
                                       -----------------------------------------
                                       John R. Parten, Chairman and President

                                    EXHIBIT I

  THESE ARE THE PROPOSED ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
      OF SEVEN J STOCK FARM, INC. THESE ARTICLES OF AMENDMENT WILL BE FILED
          WITH THE SECRETARY OF STATE OF TEXAS TO BECOME EFFECTIVE ONLY
                UPON RECEIPT OF THE APPROVAL OF THE SHAREHOLDERS
             TO THE TRANSACTIONS PROPOSED IN THIS PROXY STATEMENT.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            SEVEN J STOCK FARM, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation.

                                   ARTICLE ONE

     The name of the corporation is Seven J Stock Farm, Inc.

                                   ARTICLE TWO

     The following amendments to the articles of incorporation (the "Articles"), were adopted by the shareholders of the corporation on August 12, 2003. The shareholders of the corporation approved an amendment to conduct a 1-for-1000 Reverse Stock Split whereby the one million five hundred thousand (1,500,000) authorized shares of common stock with $1.00 par value were reclassified and changed into one thousand five hundred (1,500) shares of common stock with $1,000 par value.

1. AMENDMENT ONE alters or changes Article VI of the Articles, and the full text of the provision as altered is as follows:

     The issued and outstanding one million four hundred fifty one thousand (1,451,000) shares of common stock of the corporation, with $1.00 par value, are hereby reclassified and changed into one thousand four hundred fifty one (1,451) shares of common stock with $1,000 par value.

     The aggregate number of shares which the Corporation shall have the authority to issue is one thousand five hundred (1,500) of the par value of one thousand dollars ($1,000) each. No shareholder shall have a pre-emptive right to acquire any share or security of any kind, whether now or hereafter authorized, which may, at any time, be issued, sold or offered for sale by the Corporation.



                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of adopting these amendments was one million four hundred fifty one thousand (1,451,000); and the number of shares entitled to vote thereon was one million four hundred fifty one thousand (1,451,000).

                                  ARTICLE FOUR

     The number of shares that voted for the amendment is ______________ and the number of shares that voted against the amendment is _________.

                                  ARTICLE FIVE

     The manner in which any exchange, reclassification or cancellation of issued shares provided for in Amendment One shall be effected is as follows:

     Each one thousand shares of common stock with $1.00 par value previously issued and outstanding at the time of the adoption of these amendments shall be exchanged for one share of common stock with $1,000 par value. Fractional shares will be purchased at a rate of $3.89 per 1 share of the old common stock.

                                   ARTICLE SIX

     Amendment One will not effect a change in the amount of stated capital.

     EXECUTED, by the undersigned, this ___ day of August, 2003.

                                         SEVEN J STOCK FARM, INC.


                                         By:
                                            ------------------------------------
                                         John R. Parten, President

                                   EXHIBIT II

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors of Seven J Stock Farm, Inc.

We have audited the consolidated balance sheets of Seven J Stock Farm, Inc. and Subsidiary (the "Company") as of October 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seven J Stock Farm, Inc. and Subsidiary as of October 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As disclosed in Note 15, the Company has not presented certain supplementary information for oil and gas activities that the Financial Accounting Standards Board has determined is necessary to supplement, although not required to be part of, the basic consolidated financial statements as of and for the year ended October 31, 2001.

As disclosed in Note 16 to the consolidated financial statements, the 2002 and 2001 consolidated financial statements have been restated to correct errors in the method of recognizing equity method income (losses) from the investment in the Company's 50% owned affiliate.



/s/ Mann Frankfort Stein & Lipp, LLP

Houston, Texas
December 17, 2002, except for Note 16,
for which the date is June 19, 2003

                                      PROXY
                            SEVEN J STOCK FARM, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                August 12, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints John R. Parten and Virginia Cortinas, or either of them, as the true and lawful attorneys and proxies of the undersigned with full power of substitution to represent the undersigned and to vote, as designated, all of the shares of Common Stock of Seven J Stock Farm, Inc. ("the Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on August 12, 2003 and at any adjournments thereof.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE               /X/

APPROVAL OF A PROPOSED REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK THAT WOULD RESULT IN:

               a. THE SHAREHOLDERS RECEIVING ONE SHARE OF COMMON STOCK FOR EVERY ONE THOUSAND SHARES OF OUR COMMON STOCK THAT THEY CURRENTLY OWN, AND
               b. AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REDUCE THE COMPANY'S AUTHORIZED COMMON STOCK FROM 1,500,000 TO 1,500 AUTHORIZED SHARES, WHICH IS IN PROPORTION TO THE REVERSE STOCK SPLIT. THE REVERSE STOCK SPLIT AND RELATED CASH PURCHASE BY THE COMPANY OF FRACTIONAL SHARES FOR $3.89 PER SHARE OF OLD COMMON STOCK RESULTING FROM THE REVERSE STOCK SPLIT IS PROPOSED TO TAKE THE COMPANY PRIVATE AND TAKE IT OUT OF THE REPORTING SYSTEM OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


          FOR                                    / /

          AGAINST                                / /

          WITHHOLD AUTHORITY                     / /

TO BE SIGNED ON THE REVERSE SIDE


                               Proxy card side one


THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH HEREON.

PLEASE SIGN EXACTLY AS THE NAME APPEARS ON THE CERTIFICATE OR CERTIFICATES REPRESENTING SHARES TO BE VOTED BY THIS PROXY. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                 DATED:____________________


                                                 --------------------------
                                                 SIGNATURE OF SHAREHOLDER


                                                 --------------------------
                                                 SIGNATURE IF JOINTLY OWNED


                               Proxy card side two